Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Dividend
Advantage Municipal Fund 2

811-21033


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting together as a class
 <c> MuniPreferred shares voting
 together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
                1,240,621
                       308
   Against
                     56,698
                         21
   Abstain
                     26,698
                          -
   Broker Non-Votes
                   449,871
                          -
      Total
                1,773,888
                       329



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                1,244,996
                       308
   Against
                     54,598
                         21
   Abstain
                     24,423
                          -
   Broker Non-Votes
                   449,871
                          -
      Total
                1,773,888
                       329



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123- 09-052325.